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                                                                     EXHIBIT 5.1



            OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP



[GRAPHIC OMITTED]                             ORRICK, HERRINGTON & SUTCLIFFE LLP
                                              OLD FEDERAL RESERVE BANK BUILDING
                                              400 SANSOME STREET
                                              SAN FRANCISCO, CA  94111-3143

                                              TEL  415-392-1122
                                              FAX  415-773-5759

                                              WWW.ORRICK.COM


                                 April 9, 2001


Cygnus, Inc.
400 Penobscot Drive
Redwood City, CA 94063-4719


         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:


         We are acting as co-counsel for Cygnus, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.001 par value (the "Common Stock") of the Company, with an aggregate purchase price of up to thirty-three million dollars ($33,000,000), to be offered and sold by a certain stockholder of the Company (the "Selling Stockholder"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")


         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and, upon delivery thereof and payment therefor, will be legally issued and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Very truly yours,


                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP